Exhibit 99.4

Press Release
www.shire.com

Directorate change

February 29, 2016 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that Susan Kilsby, Chairman of the Company, is to be appointed Chairman of the Nomination Committee with effect from the conclusion of the Annual General Meeting to be held on April 28, 2016.

Oliver Strawbridge
Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX